Exhibit 3.3.2

SECOND AMENDMENT TO

SECOND AMENDED AND RESTATED AGREEMENT

OF LIMITED PARTNERSHIP OF

HIGHLAND HOSPITALITY, L.P.

THIS SECOND AMENDMENT TO THE SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF HIGHLAND HOSPITALITY, L.P. (this “First Amendment” to the “Partnership Agreement”), dated as of September 30, 2004, is entered into by HHC GP Corporation, as general partner (the “General Partner”) of Highland Hospitality, L.P. (the “Partnership”), for itself and on behalf of the limited partners of the Partnership (the “Limited Partners”).

WITNESSETH

WHEREAS, the Board of Directors (the “Board”) of the General Partner and its parent, Highland Hospitality Corporation (the “Company”), has determined that it is necessary and appropriate to amend the Partnership Agreement to allocate the legal rights and responsibilities between the General Partner and the Company as originally intended at the time the General Partner became such in 2003; and

WHEREAS, the Board has determined that further amendments to the Partnership Agreement are necessary and appropriate to accurately reflect the intended economic relationship between the Company and the Partnership as one evidenced by parity between one share of the Company’s common stock and one unit of limited partnership interest in the Partnership; and

WHEREAS, pursuant to Article XI of the Partnership Agreement, the General Partner has determined that the amendments proposed to be effected do not require the consent of the limited partners and, for administrative convenience, desires to effect the proposed amendments and integrate them into the Partnership Agreement to read as set forth on Exhibit A hereto.

NOW, THEREFORE, in consideration of the foregoing premises and for good and valuable consideration, the General Partner hereby amends the Partnership Agreement to read in its entirety as set forth on Exhibit A attached hereto, which is incorporated herein by reference.

IN WITNESS WHEREOF, the undersigned has executed this Second Amendment as of the 30th day of September, 2004.

HHC GP CORPORATION
as General Partner of
Highland Hospitality, L.P.

By:	/s/ Tracy M. J. Colden
Tracy M. J. Colden
Executive Vice President